Exhibit 99.1

Leaf Group Announces Proposed Public Offering of Common Stock

SANTA MONICA, Calif., February 5, 2018 (BUSINESSWIRE) – Leaf Group Ltd. (NYSE:LFGR), a diversified consumer internet company comprised of several marketplace and media properties, announced today that it intends to offer and sell approximately $22,000,000 of shares of its common stock in an underwritten registered public offering. In addition, Leaf Group intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the offering to cover over-allotments, if any. All shares of common stock to be sold in the proposed offering will be sold by Leaf Group. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Leaf Group intends to use the net proceeds from the proposed offering, if completed, for working capital and general corporate purposes. Leaf Group may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies, although Leaf Group has no specific agreements, commitments or understandings to do so at this time.

Craig-Hallum Capital Group is acting as the sole book-running manager for the proposed offering.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-216226) that was declared effective by the U.S. Securities and Exchange Commission, or the SEC, on March 29, 2017. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering have been filed with the SEC and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at 612-334-6300 or by email at prospectus@chlm.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Leaf Group

Leaf Group Ltd. (NYSE: LFGR) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including art and design, fitness and wellness, home and décor, do-it-yourself projects and crafts, amongst others. For more information about Leaf Group, visit www.leafgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding, but not limited to, Leaf Group’s intention to the offer the securities and the expected uses of the proceeds from the proposed offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Leaf Group’s operations, markets, products and services. Leaf Group identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Leaf Group’s most recent Annual Report on Form 10-K, as may be supplemented or amended by Leaf Group’s subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and Leaf Group assumes no obligation to update any forward-looking statements.

Investor Contact

Jantoon Reigersman

Chief Financial Officer

(310) 656-6253

IR@leafgroup.com

Shawn Milne

Investor Relations

(415) 264-3419

shawn.milne@leafgroup.com